Exhibit 1.5

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 24, 2004, by and among ACMI Corporation (the “Seller”) and each of the Buyers whose names are set forth on Exhibit A attached hereto (each individually a “Buyer” and collectively, the “Buyers”).

RECITALS

1.             The Seller is the beneficial and record owner of shares of common stock, par value $.001 per share (the “Common Stock”) of Bovie Medical Corporation, a Delaware corporation (the “Issuer”).  The Seller now wishes to sell up to 3,000,000 shares of Common Stock (the “Shares”) to the Buyers at a price per share of $1.75.

2.             Among the Shares, 43,503 shares (the “Transferred Shares”) were transferred on September 1, 2004, in accordance with the First Amended Chapter 11 Plan for Medical Wind Down Holdings I, Inc., et al. (f/k/a Maxxim Medical Group, Inc., et al.) as Modified, confirmed on May 17, 2004 and declared effective on May 21, 2004 (the “Plan”), to the Committee Representative (as defined in the Plan), with ACMI having the unconditional right to sell some or all of the Transferred Shares in the transactions contemplated by this Agreement.  The Committee Representative has requested, and pursuant to the terms of a Letter Agreement, dated as of September 24, 2004, between the Seller and the Committee Representative, the Seller agrees to include the Transferred Shares in the transactions contemplated by this Agreement.

3.             The Buyers desire to purchase from the Seller, and the Seller desires to sell to the Buyers, the Seller’s entire right, title and interest in and to the Shares, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties agree:

1.             Agreement to Purchase.

The Buyers, severally but not jointly, hereby agree to purchase, and the Seller hereby agrees to sell, the number of the Shares in each case, set forth opposite their respective names on Exhibit A attached hereto pursuant to the conditions set forth herein (such number of the Shares to be purchased by each Buyer, the “Buyer Shares”).  The aggregate purchase price of the Shares being sold to the Buyers hereunder is $5,250,000.00 (the “Purchase Price”).

2.             Closing; Delivery.

The closing under this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other documents, instruments and writings required to be delivered pursuant to this Agreement to the offices of Jenkens & Gilchrist Parker

Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (the “Closing”) at 10:00 a.m. (eastern time) on (i) September 24, 2004, or (ii) such other time and place or on such date as the Buyers and the Seller may agree upon (the “Closing Date”).  Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

3.             Representations, Warranties and Covenants of the Buyers.  Each of the Buyers hereby represents and warrants to the Seller, and covenants for the benefit of the Seller, with respect solely to itself and not with respect to any other Buyer as follows:

(a)           Each Buyer is an “accredited investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and has the ability to bear the economic risks of its investment in the Buyer Shares;

(b)           Each Buyer is acquiring the Buyer Shares for its own account and not with a view to any distribution of the Buyer Shares in violation of the Securities Act;

(c)           Each Buyer acknowledges that it has significant prior investment experience, including investment in non-listed and non-registered securities, and that such Buyer recognizes the highly speculative nature of this investment.  Each Buyer represents that it has been furnished with all documents and other information regarding the Issuer, including the business and financial condition of the Issuer, that such Buyer has requested or desired to know and all other documents which could be reasonably provided have been made available for the Buyer’s inspection and review;

(d)           Each Buyer acknowledges that the Buyer Shares have not been passed upon or reviewed by the Securities and Exchange Commission (the “Commission”).  Each Buyer agrees that it will not sell, transfer or otherwise dispose of any of the Buyer Shares unless they are registered under the Securities Act, or unless an exemption from such registration is otherwise available.  The Buyer understands that the Buyer Shares have not been registered under the Securities Act or any applicable state securities law by reason of a specific exemption under the provisions of the Securities Act or applicable state securities laws;

(e)           This Agreement constitutes a valid and binding agreement and obligation of each Buyer enforceable against such Buyer in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors’ rights generally;

(f)            This Agreement has been duly authorized, validly executed and delivered on behalf of each Buyer, and each such Buyer has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

(g)           The execution and delivery of this Agreement, the purchase of the Buyer Shares and the consummation of the transactions contemplated by this Agreement by each

Buyer, will not conflict with or result in a breach of or a default under any of the terms or provisions of, such Buyer’s organizational documents, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which such Buyer is a party or by which such Buyer or any of its material properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over such Buyer, or any of its material properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of such Buyer pursuant to the terms of any agreement or instrument to which any such Buyer is a party or by which any of them may be bound or to which any of their property or any of them is subject;

(h)           Each Buyer acknowledges and agrees that each certificate representing the Buyer Shares will bear a restrictive legend stating that the Buyer Shares have not been registered under the applicable federal and state securities laws and referring to restriction on their transferability and sale, and any other legend required by applicable law; and

(i)            Each Buyer has reviewed with its own tax advisors the U.S. Federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Each Buyer understands that it (and not the Seller) shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4.             Representations, Warranties and Covenants of the Seller.  The Seller represents and warrants to each Buyer, and covenants for the benefit of each Buyer, as follows:

(a)           To the Seller’s knowledge, the Shares have been duly authorized by all necessary corporate action and validly issued, fully paid and nonassessable;

(b)           This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement and obligation of the Seller enforceable against the Seller in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Seller has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

(c)           The execution and delivery of this Agreement, the sale of the Shares and the consummation of the transactions contemplated by this Agreement by the Seller, will not conflict with or result in a breach of or a default under any of the terms or provisions of the Seller’s organizational documents or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Seller is a party or by which it or any of its material properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Seller, or any of its material properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Seller pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject;

(d)           No authorization, approval, filing with or consent of any governmental body is required for the sale of the Shares to the Buyers pursuant to this Agreement; and

(e)           The Seller is the beneficial and record owner of the Shares (excluding the Transferred Shares), free and clear of any liens, charges or encumbrances and has the unconditional right to sell the Transferred Shares in the transactions contemplated by the Purchase Agreement.  At the Closing, upon the payment of the Purchase Price, the Buyers will acquire all right, title and interest in the Shares, free and clear of all liens, charges or encumbrances.

5.             Conditions Precedent to the Obligations of the Seller to Sell the Shares.  The obligation hereunder of the Seller to sell the Shares to the Buyers is subject to the satisfaction or waiver, on or before the Closing, of each of the conditions set forth below.  These conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion.

(a)           This Agreement shall have been executed by the Buyers and delivered to the Seller;

(b)           The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(c)           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)           Each Buyer shall have delivered the purchase price for the Buyer Shares by wire transfer of immediately available funds to such accounts as designated by the Seller at the Closing in the amount set forth opposite such Buyer’s name on Exhibit A attached hereto.

6.             Conditions Precedent to the Obligation of each Buyer to Purchase the Buyer Shares.  The obligation hereunder of each Buyer to purchase the Buyer Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a)           This Agreement shall have been executed by the Seller and delivered to such Buyer;

(b)           The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(c)           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)           The Seller shall have delivered to such Buyer the certificate representing the Buyer Shares being acquired by such Buyer together with all executed stock power and assignment documents.

7.             Indemnification.

(a)           The Seller hereby agrees to indemnify and hold harmless each of the Buyers and their respective officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation, warranty or agreement made by the Seller in this Agreement; provided, however, in no event shall the maximum aggregate liability of the Seller to each Buyer pursuant to this paragraph 7 be in excess of the purchase price paid by each Buyer to the Seller for the Buyer Shares pursuant to this Agreement;

(b)           Each Buyer hereby agrees severally but not jointly to indemnify and hold harmless the Seller and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon any breach of any representation, warranty or agreement made by such Buyer in this Agreement; provided, however, in no event shall the maximum aggregate liability of a Buyer pursuant to this paragraph 7 be in excess of the purchase price paid by such Buyer to the Seller for the Buyer Shares pursuant to this Agreement.

8.             Expenses.  Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder.

9.             Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

10.          Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section:

If to the Seller:	ACMI Corporation
136 Turnpike Road
Southborough, MA 01772

Attention: David J. Pierce
Tel. No.: (508) 804-2600
Fax No.: (508) 804-2624

with copies (which copies shall not constitute notice to the Seller) to:	Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60101 Attention: James S. Rowe, Esq. Tel. No.: (312) 861-2000 Fax No.: (312) 861-2200

If to any Buyer:	At the address of such Buyer set forth on Exhibit A to this Agreement, with copies to Buyer’s counsel as set forth on Exhibit A or as specified in writing by such Buyer with copies to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention: Christopher S. Auguste
Tel No.: (212) 704-6000
Fax No.: (212) 704-6288

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

11.          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administors of the parties hereto.

12.          No Survival of Representations and Warranties.  All representations and warranties contained herein by any party in connection herewith will not survive the closing.

13.          Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

14.          Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

ACMI CORPORATION

By:	/s/ David J. Pierce
Name: David J. Pierce
Title: Vice President Finance and Treasurer

BUYERS:

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	Director

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	President

BFS US SPECIAL OPPORTUNITIES TRUST PLC

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	Director

/s/ Jeffrey R. Kowski
Jeffrey R. Kowski

R&R OPPORTUNITY FUND, LP

By:	/s/ John Borer
Name:	John Borer
Title:	Partner

/s/ Michael R. Snow
Michael R. Snow

CORDILLERA FUND, L.P.

By:	/s/ Stephen J. Carter
Name:	Stephen J. Carter
Title:	CEO of GP’s GP

/s/ John A. Selzer
John A. Selzer

MIDSOUTH INVESTOR FUND LP

By:	/s/ Lyman O. Heidtke
Name:	Lyman O. Heidtke
Title:	General Partner

/s/ Larry Hopfenspirger
Larry Hopfenspirger

KUEKENHOF EQUITY FUND, LP

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	General Partner

INFINITY CAPITAL PARTNERS, LP

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Managing Member

MFN, LLC

By:	/s/ Anthony Ottimo
Name:	Anthony Ottimo
Title:	Co-Operating Manager

/s/ Richard Molinsky
Richard Molinsky

/s/ Robert A. Melnick
Robert A. Melnick

/s/ Gene Salkind
Gene Salkind

EXHIBIT A

SCHEDULE OF PURCHASERS

Names and Addresses of Buyers	Number of Shares Purchased	Total Purchase Price
Renaissance US Growth Investment Trust PLC (RUSGIT) Register to: The Frost National Bank FBO, Renaissance US Growth Investment Trust PLC, Trust No. W00740100	1,000,000	$1,750,000

Renaissance Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, TX 75206 Attn: Michelle Sparks

Send original share certificates to:
Frost National Bank
100 W. Houston St.
San Antonio, TX 78205
Attn: Henri Domingues T-8

or

Frost National Bank

P.O. Box 2950

San Antonio, TX 78299-2950

Attn: Henri Domingues T-8

Send copies to:

Renaissance Capital Group, Inc.

8080 N. Central Expressway
Suite 210, LB-59
Dallas, TX 75206
Attn: Michelle Sparks
and
Sinclair Henderson, Ltd.
23 Cathedral Yard
Exeter EX11HB
England
Attn: Hayley Highgate

Renaissance Capital Growth & Income Fund III, Inc. (R3) Register to: The Frost National Bank FBO, Renaissance Capital Growth & Income Fund III, Inc., Trust No. W00740000	300,000	$525,000

Names and Addresses of Buyers	Number of Shares Purchased	Total Purchase Price
Tax ID No: 75-2533518 Renaissance Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, TX 75206 Attn: Michelle Sparks

Send original share certificates to:
Frost National Bank
100 W. Houston St.
San Antonio, TX 78205
Attn: Henri Domingues T-8

or

Frost National Bank
P.O. Box 2950
San Antonio, TX 78299-2950
Attn: Henri Domingues T-8

Send copies to: Renaissance Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, TX 75206 Attn: Michelle Sparks

BFS US Special Opportunities Trust PLC (BFS) Register to: The Frost National Bank FBO, BFS US Special Opportunities Trust PLC, Trust No. W00118000 Renaissance Capital Group, Inc. 8080 N. Central Expressway Suite 210, LB-59 Dallas, TX 75206 Attn: Michelle Sparks	1,000,000	$1,750,000

Send original share certificates to: Frost National Bank 100 W. Houston St. San Antonio, TX 78205 Attn: Henri Domingues T-8 or Frost National Bank P.O. Box 2950

Names and Addresses of Buyers	Number of Shares Purchased	Total Purchase Price
San Antonio, TX 78299-2950 Attn: Henri Domingues T-8

Send copies to:

Renaissance Capital Group, Inc.

8080 N. Central Expressway

Suite 210, LB-59

Dallas, TX 75206

Attn: Michelle Sparks

and

Sinclair Henderson, Ltd.

23 Cathedral Yard

Exeter EX11HB

England

Attn: Graham Foster

Jeffrey R Kowski 412 Shannon Court Englewood N.J. 07631 Social Security No: ###-##-####	30,000	$52,500

R&R Opportunity Fund, LP 330 Madison Avenue, 27th Floor New York, NY 10017 Tax ID No: 13-4106558	60,000	$105,000

Michael R. Snow 4740 Connecticut Avenue NW Suite 611 Washington D.C. 20008 Social Security No: ###-##-####	50,000	$87,500

Cordillera Fund, L.P. 8201 Preston Road Suite 400 Dallas TX 75225 Tax ID No: 20-122-7553	100,000	$175,000

John A Selzer 32 Burnside Drive Hastings on Hudson, NY 10706 Social Security No: ###-##-####	30,000	$52,500

Names and Addresses of Buyers	Number of Shares Purchased	Total Purchase Price
MidSouth Investor Fund LP 1776 Peachtree Street NW, Suite 412 Atlanta Georgia 30309 Tax ID No: 58-2566576	50,000	$87,500

Larry Hopfenspirger 2025 Nicollet Avenue South Suite 203 Minneapolis MN 55404 Social Security No: ###-##-####	30,000	$52,500

Kuekenhof Equity Fund, LP 22 Church Street Suite #5 Ramsey N.J. 07446 Tax ID No: 22-3643388	100,000	$175,000

Infinity Capital Partners, LP 767 Third Avenue 16th Floor New York, NY 10017 Tax ID No: 13-4045031	100,000	$175,000

MFN, LLC 600 Old Country Road Garden City, NY 11530 Tax ID No: 86-1096413	50,000	$87,500

Richard Molinsky 51 Lords Highway East Weston, CT 06883 Social Security No: ###-##-####	50,000	$87,500

Robert A. Melnick 1074 Bonnie Brae Blvd Denver, CO 80209 Social Security No: 52-366-5425	20,000	$35,000

Gene Salkind 1165 Wrack Road Meadowbrook, PA 19046 Social Security No: ###-##-####	30,000	$52,500